UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 18, 2025

DARIOHEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37704	45-2973162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

322 W. 57th St, #33B
New York, New York 10019

(Address of Principal Executive Offices)

972- 4-770-6377

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	DRIO	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2025, Mr. Zvi Ben-David resigned as Chief Financial Officer, Treasurer and Secretary of DarioHealth Corp. (the “Company”), effective as of May 15, 2025. Mr. Zvi Ben-David’s resignation was for personal reasons and was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On April 18, 2025, the Board of Directors of the Company appointed Chen Franco-Yehuda, age 41, to serve as the Company’s Chief Financial Officer, Treasurer and Secretary, effective as of May 15, 2025. Prior to her appointment as Chief Financial Officer, Treasurer and Secretary, Mrs. Franco Yehuda served as Chief Financial Officer, Treasurer and Secretary of Pluri Inc. (Nasdaq, TASE: PLUR) From March 2019 to October 2024, Pluri’s Head of Accounting and Financial reporting since July 2016 and Pluri’s Corporate Controller since May 2013. Before joining Pluri, from October 2008 to April 2013, Mrs. Franco-Yehuda served as a manager of audit groups relating to public and private companies in various industries at PricewaterhouseCoopers (PwC) and also as a lecturer of accounting classes at the Open University of Israel from 2009 to 2014. Mrs. Franco Yehuda is also a board member at Brenmiller Energy Ltd. (Nasdaq: BRNG) and serves as a member of the audit and compensation committee. Mrs. Franco-Yehuda holds a bachelor's degree in economics and accounting with high honors from Haifa University, and is a certified public accountant in Israel.

In connection with her appointment, the Company, through its wholly owned subsidiary Labstyle Innovation Ltd., entered into an employment agreement (the “Employment Agreement”) and a standard indemnification agreement with Ms. Franco-Yehuda. Pursuant to the terms of her Employment Agreement, the Company agreed to pay Ms. Franco-Yehuda a monthly salary of NIS 82,000 (approximately $22,245), as well as a target bonus equal to a gross amount of up to six times her base salary, subject to meeting certain milestones as annualy approved by the Compensation Committee and/or the Board of Directors. Ms. Franco-Yehuda’s employment agreement may be terminated by either party at will upon 90 days prior written notice or terminated by us for cause, as defined under the employment agreement. In the event the employment agreement is terminated by us at will, Ms. Franco-Yehuda shall be entitled to receive a minimum of 90 days of severance plus any required severance payment pursuant to applicable Israeli severance law, including an adjustment period where she will continue to receive severance (whereby Ms. Franco will accrue one month of an adjustment period for each year of her employment, commencing as of April 27, 2025, but in no event will the adjustment period exceed six (6) months in the aggregate). In the event the employment agreement is terminated by the Company for cause, Ms. Franco-Yehuda will only be entitled to a severance pay under applicable Israeli severance law. In the event of a change of control of the Company, Ms. Franco-Yehuda will be entitled to a six (6) month adjustment period and a full acceleration of any unvested awards. The Employment Agreement also includes a twelve-month non-competition and non-solicitation provision, certain confidentiality covenants and assignment of any of her company-related inventions to the company. Under the terms of the Employment Agreement, Ms. Franco-Yehuda is entitled to certain expense reimbursements and other standard benefits, including vacation, sick leave, contributions to a manager’s insurance policy and study fund and mobile phone allowances.

In addition, the Company agreed to issue Ms. Franco-Yehuda 500,000 restricted shares of the Company’s common stock, pursuant to the Company’s Amended and Restated 2020 Equity Incentive Plan, as amended. The restricted shares vest over three years, with one third of such shares vesting on April 27, 2026, and the remaining shares vesting in equal quarterly amounts.

Except as otherwise set forth herein, there is no arrangement or understanding between Ms. Franco-Yehuda any other person pursuant to which she was appointed as Chief Financial Officer Treasurer and Secretary and there are no transactions in which Ms. Franco-Yehuda has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Separation Agreement

On April 18, 2025, the Company, through its wholly owned subsidiary Labstyle Innovation Ltd., executed a Termination of Employment and Separation Agreement (the “Agreement”) with Zvi Ben David, the Company’s former Chief Financial Officer, pursuant to which Mr. Ben David’s position as Chief Financial Officer, Secretary and Treasurer, will terminate effective May 15, 2025.

Pursuant to the terms of the Agreement, the Company agreed to retain Mr. Ben-David as a member of its advisory board. The Company also agreed to pay Mr. Ben-David, in lieu of his notice period and accrued vacation, a reduced monthly payment of 52,500 NIS (approximately $14,266) for the period from July 1, 2025 through December 31, 2025, and 47,775 NIS (approximately $12,982) for the period January 1, 2026 through October 31, 2027.

The foregoing description of the terms of the Employment Agreement and the Agreement are not intended to be complete and are qualified in their entirety by reference to the Employment Agreement and the Agreement, copies of which are attached hereto as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1^	Personal Employment Agreement, dated April 18, 2025, between DarioHealth Corp. and Chen Franco-Yehuda
10.2^	Termination of Employment and Separation Agreement, dated April 18, 2025, between DarioHealth Corp. and Zvi Ben-David
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

^	Certain identified information in the exhibit has been excluded from the exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 21, 2025	DARIOHEALTH CORP.

	By:	/s/ Zvi Ben David
	Name:	Zvi Ben-David
	Title:	Chief Financial Officer, Treasurer and Secretary